ZEMEX CORPORATION
                                       And Subsidiaries

         SCHEDULE IX - VALUATION AND QUALIFYING ACCOUNTS
                          AND RESERVES

                            For the Year Ended December 31,



Column A         Column B  Column C    Column D    Column E
Column

F
                           Addition
                 Balance       s
Balance
                    at      Charged      Other
At
End
Description      Beginnin  to Costs    Additions   Deduction
of
                    g         and                      s
Period
                    of     Expenses
                  Period
1994
Reserves
   Repairs              _          _           _           _
_
   Employee             $          _           _           $
_
Severance          80,000   $255,000           _      80,000
$549,00
   Other          482,000                            188,000
0

Allowance for                 85,000           _
   Uncollectable  371,000                             42,000
414,000
Accounts
1993
Reserves
   Repairs       $381,000                      _    $381,000 (a
   Employee       308,000          _           _     686,000 )
_
Severance         420,000   $458,000           _      32,000
$80,000
   Other                      94,000                         (b
482,000
                                                             )
Allowance for     241,000                      _      98,000
   Uncollectable             228,000
371,000
Accounts

1992
Reserves
   Repairs       $244,000   $185,000           _     $48,000 (d
$381,00
   Employee       286,000     22,000           _           _ )
0
Severance         561,000     95,000           _     236,000
308,000
   Other
420,000

Allowance for     430,000    101,000           _     290,000
   Uncollectable                                             (c
241,000
Accounts                                                     )

(a)  PPSB sold in 1993.

(b)  Severance expense during 1993.

(c)  Uncollectable accounts written off, less recoveries.

(d)  Payments made for repair of dredge.




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